Exhibit 99.1

AGREEMENT

This Agreement (the “Agreement”), dated as of November 10, 2014, is by and among the person and each of the entities listed on Schedule A hereto (collectively, the “Marcato Group”) and NCR Corporation, a Maryland corporation (the “Company”).

RECITALS

A.           The Board of Directors (the “Board”) of the Company has agreed to increase the size of the Board from eight to nine members and to appoint Richard T. McGuire III (“Designee”) as director to the newly-created vacancy with a term commencing immediately upon the execution and delivery of this Agreement and expiring at the Company’s 2015 annual stockholders’ meeting (the “2015 Meeting”).

B.           At the 2015 Meeting, the Board has agreed to nominate Designee for election as a member of the Board and to recommend that the stockholders of the Company vote to elect Designee as a director of the Company.

C.           The Marcato Group is the beneficial owner, in the aggregate, of 10,850,488 shares (the “Current Marcato Share Amount”) of the Company’s common stock, par value $0.01 per share (“Common Stock”).  As used herein, the terms “beneficial owner”, “beneficial ownership”, “beneficially own” and terms of like import shall have the meanings set forth in Rule 13d-3 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

D.           The Marcato Group supports the election of Designee to the Board.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Board Nomination.

a.  The Company agrees to increase the size of the Board from eight to nine members and elect Designee to the Board immediately upon the execution and delivery of this Agreement.  Designee shall be appointed for a term that expires at the 2015 Meeting.  The Company agrees to include Designee as a nominee to Class C of the Board on the slate of nominees recommended by the Board in the Company’s proxy statement and on its proxy card relating to the 2015 Meeting, with a term expiring at the Company’s 2017 annual stockholders’ meeting, and to use its reasonable efforts to cause the re-election of Designee to the Board in Class C at the 2015 Meeting, including by recommending that the Company’s stockholders vote in favor of Designee and otherwise supporting Designee in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate.  Upon his election to the Board, the Company agrees to promptly appoint Designee to serve as (i) a member of the Executive Committee of the Board and (ii) a member of the Compensation and Human Resource Committee of the Board, subject to Designee meeting the applicable requirements for service on the Compensation and Human Resource Committee as set forth in Section 303A.05 of the New York Stock Exchange Listed Company Manual, the Company’s corporate governance guidelines applicable to all of the members of such Committee and the Compensation and Human Resource Committee’s charter, a copy of which is attached hereto as Exhibit A. As a condition to Designee’s nomination for re-election to the Board at the 2015 Meeting, the Marcato Group shall provide to the Company upon request such information as is required to be disclosed in proxy statements under applicable rules of the SEC and the New York Stock Exchange and under the Company’s organizational documents and corporate governance guidelines or is otherwise reasonably required by the Company from all members of the Board or necessary for the inclusion of Designee and all other nominees on the slate of nominees recommended by the Board in the Company’s proxy statement and on its proxy card.  The Company shall not be obligated to include Designee on the slate of nominees proposed for election at any meeting other than the 2015 Annual Meeting.  In furtherance of the foregoing, the Company agrees as follows:

i.  The Company shall not decrease the size of the Board if such decrease would require the resignation of Designee.

ii.  So long as Designee is a member of the Board, with respect to any Board consideration of mergers, acquisitions of material assets, dispositions of material assets, other extraordinary corporate transactions, capital structure, capital allocation, dividend policy, or debt financing transactions, such consideration, and voting with respect thereto, shall take place only at the full Board level or in committees of which Designee is a member.

iii.  To the extent permitted by law and the Company’s existing insurance coverage, from and after the date of this Agreement, the Designee shall be covered by the same indemnification and insurance provisions and coverage as are applicable to the individuals that are currently directors of the Company.

b.  Designee shall be entitled to resign from the Board at any time in his discretion.  Notwithstanding anything to the contrary in this Agreement, the Company shall be permanently relieved of its obligations under Section 1(a), and Designee shall promptly tender his resignation from the Board, if (i) a Qualifying Disposition has occurred or (ii) a material breach of this Agreement or the Confidentiality Agreement is committed by a member of the Marcato Group (or, in the case of the Confidentiality Agreement, a member of the Marcato Group or one of the Representatives).  In addition, if this Agreement terminates pursuant to clause (i) of Section 5, Designee shall promptly tender his resignation from the Board on the date of such termination.  In furtherance of the foregoing, prior to his appointment to the Board, Designee shall execute and deliver to the Board a letter in the form attached hereto as Exhibit B.

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c.  Designee agrees to, and the Marcato Group shall cause Designee to, (i) comply with all written policies, procedures, processes, codes, rules, standards and guidelines applicable to all Board members and of which Designee shall have been provided written copies (or which have been filed with the SEC or posted on the Company’s website), including the Company’s Code of Conduct and corporate governance guidelines (for the avoidance of doubt, without limiting the applicability of relevant laws, the Company agrees that such policies, procedures, processes, codes, rules, standards and guidelines shall not be applicable to, or deemed to apply or extend to, the other members of the Marcato Group (other than their application to Designee)) and (ii) recuse himself from participating in any meetings (or portions of meetings) of the Board or committees thereof relating specifically to this Agreement or the Confidentiality Agreement (for the avoidance of doubt, (x) the mere ownership of shares of Common Stock by the Marcato Group will not be deemed to give rise to a conflict of interest or require Designee to recuse himself and (y) this provision shall not be deemed to require Designee to recuse himself in any other circumstances, nor shall it be deemed to limit any obligation Designee may have to recuse himself in any other circumstances).  To the extent not previously submitted, Designee agrees to submit to the Company all reasonable and customary director onboarding documentation required by the Company in connection with the appointment or election of a new director as soon as practicable on or after the date of this Agreement.

d.  For purposes of this Agreement, (A) a “Qualifying Disposition” shall be deemed to have occurred at such time as the Net Long Position of the Marcato Group, collectively with its Affiliates and Associates (such Associates and Affiliates, collectively and individually, the “Marcato Affiliates”), is less than 60% of the Current Marcato Share Amount (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), (B) the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, (C) the term “person” shall mean any individual, corporation (including not- for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature and (D) the term “Net Long Position” shall mean, with respect to any person, such shares of Common Stock beneficially owned by such person, directly or indirectly, that constitute such person’s “net long position” in the Common Stock as defined in Rule 14e-4 promulgated by the SEC under the Exchange Act; provided that, for the avoidance of doubt, “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote or as to which such person has entered into a derivative contract or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, any of the economic consequences of ownership of such shares.  Designee agrees that any direct or indirect transfer, sale or other disposition of beneficial ownership of the Company’s securities, or the entry into any derivative, hedging or similar arrangement with respect thereto, by Designee while he is a member of the Board will be subject to the Company’s insider trading policy, Code of Conduct and all other Company policies and guidelines applicable generally to directors serving on the Board with respect to trading in the Company’s securities.

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2.	Standstill Provisions; Voting.

From the date hereof and continuing until (i) this Agreement is terminated in accordance with Section 5 or (ii) the occurrence of a material breach by the Company of its obligations under Section 1(a) of this Agreement:

a.  The Marcato Group shall not, and shall cause the Marcato Affiliates not to, directly or indirectly, acquire, agree or seek to acquire, or make any proposal or offer to acquire, or announce any intention to acquire, by purchase or otherwise (but excluding any action by the Company such as a stock dividend and any securities issued to Designee pursuant to a plan established by the Board for members of the Board), beneficial ownership of Voting Securities of the Company if after giving effect to such acquisition the Marcato Group and the Marcato Affiliates collectively would beneficially own 10% or more of the outstanding shares of any class of Voting Securities; provided that, for purposes of the foregoing, any derivative, hedging or similar agreement or arrangement that has the effect of decreasing the voting power or economic interest of the members of the Marcato Group or any Marcato Affiliate in the Company’s Voting Securities shall not be given effect, so that the shares that are the subject of such derivative, hedging or similar agreement or arrangement shall be deemed to be owned by the Marcato Group or the applicable Marcato Affiliate for purposes of this Section 2(a).  For purposes of this Agreement, the term “Voting Securities” shall mean all Common Stock and any other securities of the Company entitled to vote in the election of directors of the Company, or securities convertible into, or exercisable or exchangeable for Common Stock or such other securities.

b.  Except as set forth in this Section 2(b), none of the members of the Marcato Group shall, and the Marcato Group shall cause each Marcato Affiliate not to, directly or indirectly, in any manner:

i.  solicit proxies or written consents of stockholders with respect to, or from the holders of, any Voting Securities, or make, or in any way participate in (other than by voting its shares of Voting Securities in a way that does not violate this Agreement), any solicitation of any proxy, consent or other authority to vote any Voting Securities with respect to the election of directors or any other matter, otherwise conduct any nonbinding referendum with respect to the Company, or become a participant in, or seek to advise, encourage, support or influence any person in, any proxy contest or any solicitation with respect to the Company not approved and recommended by the Board, including relating to the removal or the election of directors, other than solicitations or acting as a participant in support of all of the Company’s nominees;

ii.  advise, encourage, support or influence any person with respect to the voting or disposition of any Voting Securities, or seek to do so;

iii.  form, join or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any Voting Securities, or otherwise advise, encourage, support, influence or participate in any effort by a third party with respect to the matters set forth in clauses (i) and (ii) above, or deposit any Voting Securities in a voting trust or subject any Voting Securities to any voting agreement or other arrangement of similar effect, other than, in each case, solely with other members of the Marcato Group;

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iv.  seek to call, or request the call of, a special meeting of the stockholders or holders of any other Voting Securities of the Company, seek to make, or make, a stockholder proposal (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) at any meeting of the stockholders or holders of other Voting Securities of the Company, make a request for a list of the holders of any of the Voting Securities, or seek election to the Board, seek to place a representative or other nominee on the Board or seek the removal of any director from the Board, or otherwise, acting alone or in concert with others (other than the Designee acting in his capacity as a director), seek to control or influence the management, strategies, governance or policies of the Company;

v.  solicit, effect or seek to effect, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, or, except as set forth below, make any statement with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the Company or any of its Affiliates or Associates;

vi.  institute, solicit, assist or join as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its Affiliates or Associates or any of their respective current or former directors or officers (including derivative actions), other than to enforce the provisions of this Agreement;

vii.  make or issue, or cause to be made or issued, any public disclosure, statement, comment or announcement, including the filing or furnishing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist or analyst or the press or media (including social media) (or any private statement or comment to any investors, hedge funds, analysts, investment bankers, press or media that (x) would reasonably be expected to be made public or (y) is made with the purpose of advising or influencing such investors, hedge funds, analysts, investment bankers, press or media to take any action or make any public disclosure, statement, comment or announcement with respect to the Company), (A) in support of any solicitation described in clause (iv) above or (B) disparaging or negatively commenting upon the Company or any of its Affiliates or Associates or any of their respective officers or directors, including the Company’s corporate strategy, business, corporate activities, Board or management (it being agreed that the prosecution in good faith of litigation asserting that the Company has breached its obligations under this Agreement, in and of itself, shall not constitute a violation of this clause (vii) to the extent it is necessary in such litigation to describe the facts underlying the asserted breach);

viii.  make or disclose any public statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs or any of its securities or assets or this Agreement, that is inconsistent with the provisions of this Agreement, including any intent, purpose, plan or proposal that is conditioned on, or would require waiver, amendment, nullification or invalidation of, any provision of this Agreement, or take any action that would reasonably be expected to require the Company to make any public disclosure relating to any such intent, purpose, plan, proposal or condition;

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ix.  take any action which could cause or require the Company or any Affiliate or Associate of the Company to make a public announcement regarding any of the foregoing, seek or request permission to do any of the foregoing, make any request to amend, waive or terminate any provision of this Section 2, or make or seek permission to make any public announcement with respect to any of the foregoing; or

x.  enter into any discussions, negotiations, agreements or undertakings with any person with respect to the foregoing or advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing.

As used herein, the terms “solicit” and “solicitation” shall have the meanings set forth in Regulation 14A under the Exchange Act.

Notwithstanding the foregoing, nothing in this Section 2(b) shall be deemed to in any way restrict or limit Designee’s or any other member of the Marcato Group’s ability to (i) prepare to take any action set forth in Sections 2(b)(i) through 2(b)(v) and 2(b)(viii) and, to the extent related to the foregoing, Section 2(b)(x), provided that such preparations are undertaken solely among the members of the Marcato Group and its advisors (and, during the 60 day period prior to the Nomination Deadline Date, individuals whom the Marcato Group is considering in good faith nominating to the Board) privately and on a confidential basis and in a manner not reasonably expected to result in public disclosure of such preparations, (ii) discuss any matter confidentially with the Company, the Board or any of its members, (iii) take any action that the Designee or any member of the Marcato Group reasonably determines is required by applicable law, (iv) publicly comment upon and solicit votes in favor of or against any item presented for stockholder approval by the Company (but for the avoidance of doubt not by any stockholder), other than the election of directors, the ratification of the appointment of auditors or a proposal put forth by the Company with respect to (A) “say-on-pay” or “say-when-on-pay” or (B) equity compensation that has been approved by the Compensation and Human Resource Committee of the Board at any annual or special meeting of stockholders of the Company, (v) publicly comment upon and solicit votes in response to a public announcement by the Company that the Company has entered into an agreement providing for any merger, acquisition, disposition, consolidation, recapitalization, restructuring, liquidation, dissolution or other business combination or extraordinary transaction in any case that requires the approval of the holders of the Common Stock, (vi) publicly comment upon any public announcement by the Company itself that the Board has determined to explore a business combination involving the Company as a whole, which announcement did not result in whole or in part from a breach of this Agreement, and (vii) in the event that any third party makes a bona fide unsolicited public offer to acquire the Company as a whole which did not result in whole or in part from a breach of this Agreement, publicly comment upon such offer.  In the event that the Designee or another member of the Marcato Group, as applicable, reasonably determines that disclosure of any confidential information is required by applicable law, the Marcato Group will, or will cause Designee to, promptly notify (except where such notice would be legally prohibited) the Company in writing and provide reasonable cooperation, at the Company’s expense, so that the Company may, and shall have sufficient time to, seek a protective order or other appropriate remedy or waive compliance with the provisions hereof.  In no event will the Marcato Group oppose any action by the Company to obtain a protective order, motion to quash or other relief to prevent the disclosure of any confidential information or to obtain reliable assurance that confidential treatment will be afforded such information.  It is understood that there shall be no “legal requirement” requiring the Marcato Group to disclose any confidential information solely by virtue of the fact that, absent such disclosure, the Marcato Group would be prohibited from purchasing or engaging in derivative or other transactions with respect to the Common Stock or other securities of the Company.

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c.  The Marcato Group shall cause all Voting Securities beneficially owned, directly or indirectly, by the Marcato Group or any Marcato Affiliate as of the record date for any meeting of the Company’s stockholders, or as to which the Marcato Group or the Marcato Affiliates have the right to vote at any meeting of the Company’s stockholders, to be present for quorum purposes and to be voted, at any such meeting of the Company’s stockholders or at any adjournments or postponements thereof, (i) in favor of each director nominated and recommended by the Board for election at any such meeting, (ii) against any stockholder nominations for director which are not approved and recommended by the Board for election at any such meeting, (iii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Compensation and Human Resource Committee of the Board and (iv) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm.  In the event that any proposal submitted by a stockholder is subject to a vote of the Company’s stockholders, the Marcato Group shall not publicly comment on such proposal and if the Marcato Group intends to cause any Voting Securities beneficially owned, directly or indirectly, by the Marcato Group or any Marcato Affiliate in a manner that is not in accordance with the Board’s recommendation with respect to such stockholder proposal, the Marcato Group shall not permit any such Voting Securities to be voted until the time of the relevant meeting of the Company’s stockholders.

d.  The Company agrees that it shall not, directly or indirectly, in any manner make or issue, or cause to be made or issued, any public disclosure, statement, comment or announcement, including the filing or furnishing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist or analyst or the press or media (including social media) (or any private statement or comment to any investors, hedge funds, analysts, investment bankers, press or media that (x) would reasonably be expected to be made public or (y) is made with the purpose of advising or influencing such investors, hedge funds, analysts, investment bankers, press or media to take any action or make any public disclosure, statement, comment or announcement with respect to the Marcato Group), disparaging or negatively commenting upon any member of the Marcato Group or any Marcato Affiliate or any of their respective officers or directors, including such Marcato Group member’s corporate strategy, business, corporate activities, board or management (it being agreed that the prosecution in good faith of litigation asserting that such Marcato Group member has breached its obligations under this Agreement, in and of itself, shall not constitute a violation of this Section 2(d) to the extent it is necessary in such litigation to describe the facts underlying the asserted breach).

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3.	Public Announcement and SEC Filing; Confidentiality Agreement.

a.  The Company and the Marcato Group shall announce this Agreement and the material terms hereof by means of a joint press release in the form attached as Exhibit C hereto as soon as practicable on or after the date of this Agreement (the “Press Release”).  The Marcato Group shall promptly, but in no case prior to the date of the filing or other public release of the Press Release by the Company, prepare and file an amendment (the “13D Amendment”) to the Marcato Group’s Schedule 13D with respect to the Company filed with the SEC on October 21, 2014, reporting the entry into this Agreement and amending applicable items to conform to its obligations hereunder.  The 13D Amendment shall be consistent with the Press Release and the terms of this Agreement.  The Marcato Group shall provide the Company with a reasonable opportunity to review the 13D Amendment prior to filing, and shall consider in good faith any changes proposed by the Company solely with respect to Items 4 and 6 thereof.  Except as required by law or the rules of any stock exchange or with the prior written consent of the other party, neither the Company nor the Marcato Group shall (i) issue a press release in connection with this Agreement or the actions contemplated hereby or (ii) otherwise make any public disclosure, statement, comment or announcement with respect to this Agreement or the actions contemplated hereby in each case that is inconsistent with or contrary to the statements made in the Press Release.

b.  The Company hereby agrees that (i) Designee is permitted to provide confidential information subject to and in accordance with the terms of the confidentiality agreement in the form attached hereto as Exhibit D (the “Confidentiality Agreement”) (which the Marcato Group agrees to execute and deliver to the Company and to cause the Representatives to abide by) to the Representatives of the Marcato Group and (ii) the Company will execute and deliver the Confidentiality Agreement to the Marcato Group substantially contemporaneously with execution and delivery thereof by the other signatories thereto.  For purposes of this Agreement, the term “Representatives” shall have the meaning given to such term in the Confidentiality Agreement.

4.	Representations and Warranties.

a.  The Company hereby represents and warrants to the Marcato Group that (i) the Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (ii) this Agreement and the performance by the Company of its obligations hereunder have been duly authorized, and this Agreement has been duly executed and delivered by it and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, (iii) this Agreement and the performance by the Company of its obligations hereunder do not require the approval of the stockholders of the Company and (iv) this Agreement and the performance by the Company of its obligations hereunder do not and will not violate any law, any order of any court of competent jurisdiction or other agency of the government, the Amended and Restated Charter or Amended and Restated Bylaws of the Company or any applicable rule or regulation of the New York Stock Exchange, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of, or give rise to, any lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such indenture, agreement or other instrument.

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b.  Each member of the Marcato Group hereby severally (and not jointly) represents and warrants to the Company that (i) it has all requisite corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (ii) this Agreement and the performance by such person of its obligations hereunder have been duly authorized, and this Agreement has been executed and delivered by it and is a valid and binding obligation of such person, enforceable against such person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, (iii) this Agreement and the performance by such person of its obligations hereunder do not require the approval of any owner or holder of any equity interest of such person, as applicable, and (iv) this Agreement and the performance by such person of its obligations hereunder do not and will not violate any law, any order of any court of competent jurisdiction or other agency of the government, the charter or other organizational documents of such person, as applicable, or any provision of any agreement or other instrument to which such person or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such agreement or other instrument.  Each member of the Marcato Group hereby severally (and not jointly) represents and warrants that such person, if not a natural person, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

c.  Each member of the Marcato Group hereby severally (and not jointly) represents and warrants to the Company that, as of the date hereof, (i) it beneficially owns an aggregate number of shares of Common Stock equal to the portion of the Current Marcato Share Amount set forth next to its name on Exhibit E hereto, (ii) it beneficially owns a Net Long Position in an aggregate number of shares of Common Stock equal to the portion of the Current Marcato Share Amount set forth next to its name on Exhibit E hereto and (iii) it does not have the right to acquire any interest in any other shares of Common Stock or other Voting Securities.

d.  Each member of the Marcato Group hereby severally (and not jointly) represents and warrants to the Company that, as of the date hereof, it is not engaged in any discussions or negotiations and does not have any agreements or understandings, whether or not legally enforceable, concerning the acquisition of beneficial ownership of or any economic interest in any Common Stock or other Voting Securities, nor does it have any actual knowledge that any other stockholders of the Company have any present or future intention of taking any actions that if taken by such member of the Marcato Group would violate any of the terms of this Agreement.

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5.	Termination.

This Agreement and all covenants and agreements contained herein shall terminate on the earlier of (i) the date that is seven business days prior to the end of the last day (such last day, the “Nomination Deadline Date”) that stockholders of the Company may timely notify the Company of a nomination or proposal to be properly brought before the 2016 annual meeting of the Company’s stockholders (the “2016 Meeting”) pursuant to the Company’s Amended and Restated Bylaws, unless each of the parties hereto has agreed in writing to extend the term hereof to the date that is seven business days prior to the end of the last day that stockholders of the Company may timely notify the Company of a nomination or proposal to be properly brought before the 2017 annual meeting of the Company’s stockholders (the “2017 Meeting”) pursuant to the Company’s Amended and Restated Bylaws (in which case the “Nomination Deadline Date” shall be deemed to refer to the last day that stockholders of the Company may timely notify the Company of a nomination or proposal to be properly brought before the 2017 Meeting), and (ii) the date that Designee ceases to serve as a director of the Company.  Such termination shall not relieve any party hereto from any liability for a breach of this Agreement prior to such termination.  Notwithstanding the foregoing, Section 6 (other than Section 6(a)) shall survive indefinitely.  The Company agrees that, without the written consent of the Marcato Group, (A) the date of the Company’s definitive proxy statement to be filed with the SEC for the 2015 meeting will be no earlier than March 10, 2015, (B) if the parties agree to extend the term hereof pursuant to clause (i) above, the date of the Company’s definitive proxy statement to be filed with the SEC for the 2016 Meeting will be no earlier than March 10, 2016 and (C) the Company will not amend its Amended and Restated Bylaws in any manner that would result in a shortening of Designee’s tenure on the Board pursuant to this Agreement.

6.	Miscellaneous.

a.  Code of Conduct.

The Designee acknowledges that he has received a copy of the Company’s Code of Conduct and agrees to provide to the Company such certifications or acknowledgments in respect of the Designee’s compliance with the Company’s Code of Conduct as the Company may from time to time require from each of the other directors serving on the Board.

b.  Remedies; Submission to Jurisdiction.

Each party hereto hereby acknowledges and agrees, on behalf of itself and its Affiliates and Associates, that irreparable harm would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to specific relief hereunder, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the U.S. District Court for the Southern District of New York or any New York state court located in the borough of Manhattan in the City of New York, in addition to any other remedy to which they are entitled at law or in equity.  Furthermore, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the U.S. District Court for the Southern District of New York or any New York state court located in the borough of Manhattan in the City of New York with respect to any dispute between or among the parties hereto that arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action against the other parties relating to this Agreement or the transactions contemplated by this Agreement in any court other than the U.S. District Court for the Southern District of New York or any New York state court located in the borough of Manhattan in the City of New York, (iv) irrevocably waives the right to trial by jury, (v) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms hereof by way of equitable relief and (vi) irrevocably consents to service of process by notice delivered in accordance with Section 6(d) or as otherwise provided by applicable law.  EXCEPT TO THE EXTENT THAT ANY MATTERS ARE MANDATORILY SUBJECT TO THE LAWS OF THE STATE OF MARYLAND, THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.  Nothing in this Section 6(b) shall prevent any of the parties hereto from enforcing its rights under this Agreement or shall impose any limitation on any of the parties or their respective past, present or future general partners, directors, officers, or employees in defending any claim, action, cause of action, suit, administrative action or proceeding of any kind, including any federal, state or other governmental proceeding of any kind, against any of them.  The rights and remedies provided in this Agreement are cumulative and do not exclude any rights or remedies provided by law.

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c.  Entire Agreement; Amendment and Waiver.

This Agreement and the Confidentiality Agreement contain the entire understanding of the parties hereto with respect to the subject matter hereof and may be amended only by an agreement in writing executed by an authorized representative of each of the parties.  No failure or delay on the part of any party hereto to exercise any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of a right, power or remedy hereunder by a party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

d.  Notices.

All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing (including electronic format) and shall be deemed validly given, made or served, if (i) given by electronic mail, when such electronic mail is transmitted to the email address set forth below (provided that a copy of such notice, consent, request, instruction, approval or other communication is also delivered by overnight courier or certified mail within two business days after such electronic transmission) or (ii) if given by any other means, when actually received during normal business hours at the address specified below:

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If to the Company:

NCR Corporation
250 Greenwich Street
New York, New York 10007
Attention:  General Counsel, Law Department
Email:  law.notices@ncr.com

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Attention:  Scott A. Barshay, Esq.
Email:  sbarshay@cravath.com

If to any member of the Marcato Group:

Marcato Capital Management LP
One Montgomery Street, Suite 3250
San Francisco, California  94104
Attention:  Neil S. Bhatia, Esq.
Email:  neil@marcatollc.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention:  Jeffrey D. Marell, Esq.
Email:  jmarell@paulweiss.com

e.  Expenses.

The Company, on the one hand, and the Marcato Group, on the other hand, shall each be responsible for its own fees and expenses incurred in connection with the negotiation, execution and effectuation of this Agreement and the transactions contemplated hereby, including any matters related to the 2015 Meeting.

f.  Severability.

If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.  The parties hereto shall use their best efforts to agree upon and substitute a valid and enforceable term, provision or covenant for any such provision that is held to be illegal, void or unenforceable by a court of competent jurisdiction.

12

g.  Counterparts.

This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

h.  Successors and Assigns.

The terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.  No party shall assign this Agreement or any rights or obligations hereunder.

i.  No Third Party Beneficiaries.

This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other person.

j.  Interpretation and Construction.

Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel.  Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.  The term “including” shall in all instances be deemed to mean “including without limitation”.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.

[The remainder of this page has been left blank intentionally.]

13

IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused the same to be executed, by its duly authorized representative as of the date first above written.

NCR Corporation

By:	/s/ Edward Gallagher
	Name:	Edward Gallagher
	Title:	Acting General Counsel and Secretary

Marcato Capital Management LP

By:	/s/ Richard T. McGuire III
	Name:	Richard T. McGuire III
	Title:	Managing Partner

Marcato, LP

By:	/s/ Richard T. McGuire III
	Name:	Richard T. McGuire III
	Title:	Authorized Signatory

Marcato II, LP

By:	/s/ Richard T. McGuire III
	Name:	Richard T. McGuire III
	Title:	Authorized Signatory

Marcato International Master Fund, Ltd.

By:	/s/ Richard T. McGuire III
	Name:	Richard T. McGuire III
	Title:	Director

/s/ Richard T. McGuire III
Richard T. McGuire III

Schedule A

Marcato Capital Management LP

Marcato, L.P.

Marcato II, L.P.

Marcato International Master Fund, Ltd.

Richard T. McGuire III

Exhibit A

COMPENSATION AND HUMAN RESOURCE COMMITTEE CHARTER

NCR Corporation - Compensation and Human Resource Committee Charter

Purpose

The Compensation and Human Resource Committee shall (a) discharge the Board’s responsibilities relating to compensation of the Company’s executives, (b) provide general oversight of the Company’s management compensation philosophy and practices, benefit programs, and strategic workforce initiatives, (c) oversee the Company’s leadership development plans, and (d) produce an annual report on executive compensation for inclusion in the Company’s proxy statement. The Committee shall report to the Board of Directors and be responsible for ensuring that the Company provides a compensation and benefits program appropriate to maintain and develop management personnel of a caliber capable of ensuring the continued success of the Company. In addition, the Committee shall ensure that such program is appropriate to attract and retain the services of key employees whose judgment, interest and effort drive the successful conduct of the Company’s operations.

Committee Composition

The Compensation and Human Resource Committee shall consist of at least two members of the Board of Directors, one of whom shall serve as Chair of the Committee. The Chair and the other members of the Committee shall be appointed and removed in accordance with the Company’s Bylaws. All of the members of the Committee shall be “independent” Directors as determined by the Board under the standards set forth in the Board’s Corporate Governance Guidelines and must satisfy the additional independence requirements, if any, specific to compensation committee membership set forth in Section 303A.02(a)(ii) of the NYSE Listed Company Manual.

Primary Duties and Responsibilities

Management Compensation

1.	Review and approve the Company’s total compensation goals, objectives and programs covering executive officers and key management employees.

2.	Review the competitiveness of the Company’s total executive compensation practices.

3.	Periodically assess the risk associated with the Company’s compensation programs.

4.
Evaluate and review, at least annually, the performance levels of the Chief Executive Officer and other executive officers in light of the Company’s goals and objectives, and determine the annual base salaries, equity and incentive awards, and other compensation to be paid based on this evaluation.

5.
Discuss its evaluation of, and determination of compensation to, the Chief Executive Officer at an executive session of the Board of Directors. In determining the incentive component of the Chief Executive Officer’s compensation, the Committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the Chief Executive Officer in past years, and other criteria deemed appropriate by the Committee.

6.
Review, periodically and when appropriate, and approve the following as they affect the executive officers: (a) all other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities; (b) any employment agreements and severance agreements; (c) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and (d) any special or supplementary compensation and benefits for the executive officers and persons who formerly served as executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

7.
Review and recommend to the Board of Directors for approval (including those that require stockholder approval) the Company’s executive compensation plans, including incentive-compensation plans, and all equity-based compensation plans. The Committee shall oversee the Company’s compliance with the compensation-related requirements under SEC and NYSE rules, including the requirements regarding stockholder approved equity compensation plans.

Human Resource and Leadership Development

8.	Exercise administrative functions assigned to the Committee under the Company’s various benefit plans.

9.
Provide guidance as needed regarding the Company’s strategic workforce initiatives and practices, and review recommendations of Company management for major changes in compensation, benefit and retirement plans which have application to significant numbers of the Company’s total employees and which require review or action by the Board of Directors or the Company’s stockholders.

10.	Review, prior to consideration by the full Board of Directors, management’s proposals to make significant organizational changes in the Company.

11.	Oversee and review the Company’s plans for management succession and development.

12.	Review and monitor compliance by the executive officers with the Company’s stockownership guidelines.

13.	Receive periodic reports on the Company’s compensation programs as they affect all employees.

Reporting Responsibilities

14.	Produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

15.	Report at the next regular meeting of the Board all significant actions taken and items discussed at any Compensation and Human Resource Committee meeting.

16.	On an annual basis, report to the Board on succession planning.

Other Responsibilities and Authority

17.
The Committee shall have authority to retain at the expense of the Company such outside compensation consultants, counsel, and other experts and advisors as it determines is appropriate to assist in the full performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Committee in the evaluation of the Chief Executive Officer or other executive officer compensation, and sole authority to approve the consultants fees and other retention terms. The Committee shall, before selecting any compensation consultant, counsel or other expert or advisor, consider all independence factors and potential conflicts of interest of any such compensation consultant, counsel or other expert or advisor to the extent required under all applicable current or future rules of the SEC and the NYSE or any other applicable governing body.

18.	On an annual basis, evaluate the Committee’s performance and report such evaluation to the Board.

19.	Perform such other oversight functions that from time to time may be assigned to it by the Board of Directors.

20.	On a regular basis, but no less than annually, meet in executive session.

21.	Review and reassess the adequacy of the Compensation and Human Resource Committee’s charter annually.

22.	The Committee may form and delegate authority to subcommittees as it deems appropriate.

Committee Meetings

The Compensation and Human Resource Committee shall hold meetings regularly during the year and at any additional time as the Committee Chair deems necessary. The Committee shall make regular reports to the Board. The Committee may request that members of management be present as needed in order to execute the Committee’s primary responsibilities. As appropriate, the Committee expects to address significant matters with the full Board prior to determining a final action.

Revised: January 21, 2014

Exhibit B

RESIGNATION

November 10, 2014
Board of Directors
NCR Corporation
3097 Satellite Boulevard
Duluth, Georgia  30096

Re:  Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to that certain Agreement, dated as of November 10, 2014, by and among NCR Corporation and the members of the Marcato Group signatory thereto (the “Agreement”).  Capitalized terms used herein but not defined shall have the meanings set forth in the Agreement.  I hereby irrevocably resign from my position as a director of the Company and from any and all committees of the Board on which I serve effective only upon, and subject to, the earliest to occur of the following:  (i) the occurrence of any event requiring resignation to be tendered pursuant to Section 1(b) of the Agreement and (ii) the termination of the Agreement pursuant to clause (i) of Section 5 thereof.

Sincerely,

____________________________
Richard T. McGuire III

Exhibit C

PRESS RELEASE

NEWS RELEASE

NCR Adds McGuire to Board of Directors

Duluth, GA and San Francisco, CA – November 10, 2014 – NCR Corporation (NYSE: NCR) and Marcato Capital Management LP, an investment manager that owns approximately 6.5% of NCR’s outstanding shares, today announced an agreement under which NCR has expanded the size of its Board of Directors from eight to nine directors and named Marcato Founder and Managing Partner Richard “Mick” McGuire to the Board. Mr. McGuire will serve on the Board’s Executive Committee and the Compensation and Human Resource Committee.

“We are pleased to welcome Mick to our Board,” said NCR Chairman and CEO Bill Nuti. “Marcato is NCR’s largest shareholder, and we have had an extensive dialogue with Mick regarding his views on the company since his firm became a shareholder in 2012. We believe Mick’s shareholder perspective will further strengthen our Board, and we look forward to working with him as we continue NCR’s transformation and execute on our strategy to drive long-term growth and shareholder value.”

Mr. McGuire stated, “I am pleased to join the NCR Board and look forward to working together with the Board and management team to help NCR reach its full potential.”

The agreement between NCR and Marcato will be included in a Form 8-K to be filed today by NCR.

Based in San Francisco, Marcato manages a select number of passive and activist investments across all industries with a primary focus on opportunities in middle-market public equities. Mr. McGuire has spent his entire career in private and public equity investing and holds an MBA from Harvard Business School and a Bachelor’s degree in Economics from Princeton University.

About NCR Corporation
NCR Corporation (NYSE: NCR) is the global leader in consumer transaction technologies, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables more than 485 million transactions daily across retail, financial, travel, hospitality, telecom and technology, and small business. NCR solutions run the everyday transactions that make your life easier.

NCR is headquartered in Duluth, Georgia with approximately 29,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. The company encourages investors to visit its web site which is updated regularly with financial and other important information about NCR.

Web site: www.ncr.com
Twitter: @NCRCorporation
Facebook: www.facebook.com/ncrcorp
LinkedIn: www.linkedin.com/company/ncr-corporation
YouTube: www.youtube.com/user/ncrcorporation

News Media Contact
Kevin Ruane
NCR Corporation
212.589.8553
kevin.ruane@ncr.com

Investor Contacts
Gavin Bell
NCR Corporation
212.589.8468
gavin.bell@ncr.com

Mara Hunt
Marcato Capital Management
415.796.6357
mara@marcatollc.com

Note to Investors - This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements that describe or relate to NCR’s future plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to: domestic and global economic and credit conditions including, in particular, market conditions in the retail industry; the impact of our indebtedness and its terms on our financial and operating activities; our ability to successfully introduce new solutions and compete in the information technology industry; the transformation of our business model and our ability to sell higher-margin software and services; defects or errors in our products; manufacturing disruptions; the historical seasonality of our sales; foreign currency fluctuations; the availability and success of acquisitions, divestitures and alliances, including the acquisition of Digital Insight; our pension strategy and underfunded pension obligation; the success of our recently announced restructuring plan; tax rates; compliance with data privacy and protection requirements; reliance on third party suppliers; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; environmental exposures from our historical and ongoing manufacturing activities; and uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions. Additional information concerning these and other factors can be found in NCR’s filings with the U.S. Securities and Exchange Commission, including NCR’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit D

CONFIDENTIALITY AGREEMENT

NCR CORPORATION

November 10, 2014

To:           Each of the persons and entities listed on Schedule A hereto (collectively, the “Marcato Group” or “you”)

Ladies and Gentlemen:

This Confidentiality Agreement (the “Confidentiality Agreement”) shall become effective upon the appointment of Richard T. McGuire III (“Designee”) to the Board of Directors (the “Board”) of NCR Corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement (the “Agreement”), dated as of November 10, 2014, among the Company and the Marcato Group.

Designee and, subject to the terms of this Confidentiality Agreement, the other members of the Marcato Group and the Representatives (as hereinafter defined) may receive certain non-public information regarding the Company in connection with Designee’s capacity as a member of the Board.  Designee and the other members of the Marcato Group acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company.  Therefore, as a condition to being furnished with such information, Designee and the other members of the Marcato Group agree to treat, and the Marcato Group agrees to cause the Representatives to treat, any and all information concerning or relating to the Company or any of its subsidiaries or affiliates, including any discussions and matters considered in meetings of the Board or committees thereof (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise), together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this Confidentiality Agreement, and to take or abstain from taking the other actions hereinafter set forth.  For the avoidance of doubt, Designee shall only be permitted to disclose Evaluation Material to the Representatives in accordance with, and subject to the restrictions in, paragraph 2.  For the purposes of this Agreement, “Representative” shall mean each of the persons set forth on Schedule B hereto and “Representatives” shall mean such persons collectively.

1.           The term “Evaluation Material” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this Confidentiality Agreement or any obligation of confidentiality, (ii) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by Designee, or by or on behalf of the Company or its agents, representatives, attorneys, advisors, directors, officers or employees (collectively, the “Company Representatives”), or (iii) is received from a source other than Designee, the Company or any of the Company Representatives; provided, that in the case of clause (ii) or (iii) above, the source of such information was not believed by you, after reasonable inquiry of the disclosing person, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other person with respect to such information at the time the information was disclosed to you.

2.           Designee, the other members of the Marcato Group and the Representatives shall, and the Marcato Group shall cause the Representatives to, (a) keep the Evaluation Material strictly confidential and (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company; provided, however, that you and Designee may privately disclose any of such information: (A) to your Representatives (i) who need to know such information for the sole purpose of advising you on your investment in the Company (consistent with your and the Representatives’ obligations under federal and state laws regarding trading in securities) and (ii) who are informed by you of the confidential nature of such information; and (B) to the Company and the Company Representatives.  You will be responsible for any violation of this Confidentiality Agreement by your Representatives. It is understood and agreed that Designee shall not disclose to you or your Representatives any Legal Advice (as defined below) that may be included or referenced in the Evaluation Material with respect to which such disclosure would or may constitute waiver of the Company’s attorney-client privilege or the protections afforded by the attorney work product doctrine; provided, however, that Designee may provide such disclosure of Legal Advice if he shall not have taken any action, or failed to take any action, that has the purpose or effect of waiving attorney-client privilege or attorney work product protection with respect to any portion of such Legal Advice and if reputable outside legal counsel of national standing provides the Company with a written opinion that such disclosure will not waive the Company’s attorney-client privilege or attorney work product protection with respect to such Legal Advice.  “Legal Advice” as used in this Confidentiality Agreement shall be solely and exclusively limited to the advice provided by legal counsel and shall not include factual information or the formulation or analysis of business strategy that is not protected by the attorney-client privilege or the attorney work product doctrine.

3.    In the event that you or any of your Representatives are required by applicable subpoena, civil investigative demand, legal process or other legal requirement to disclose any of the Evaluation Material, you will promptly notify (except where such notice would be legally prohibited) the Company in writing by email, facsimile and certified mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense.  Nothing herein shall be deemed to prevent you or your Representatives, as the case may be, from honoring a subpoena, civil investigative demand, legal process or other legal requirement that requires discovery, disclosure or production of the Evaluation Material if (a) you produce or disclose only that portion of the Evaluation Material which your outside legal counsel of national standing advises you in writing is legally required to be so produced or disclosed and you inform the recipient of such Evaluation Material of the existence of this Confidentiality Agreement and the confidential nature of such Evaluation Material or (b) the Company consents in writing to having the Evaluation Material produced or disclosed pursuant to the subpoena, civil investigative demand, legal process or other legal requirement.  In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent, condition or limit the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material.  For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the Common Stock of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy or other solicitation materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.

4.           You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom.  You and your Representatives (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than the Chief Executive Officer, Chief Financial Officer, General Counsel, and/or such other persons approved in writing by the foregoing or the Board concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company; provided, however, the restriction in this sentence shall not apply to Designee acting in his capacity as a Board member (nor shall it apply to any other Board members).

5.           All Evaluation Material shall remain the property of the Company.  Neither you nor any of your Representatives shall by virtue of any disclosure of and/or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company.  At any time after the date on which Designee ceases to be a director of the Company, upon the request of the Company for any reason or no reason, you and your Representatives will promptly return to the Company or destroy all hard copies of the Evaluation Material and use commercially reasonable efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of your Representatives’ possession or control (and, upon the request of the Company, shall promptly certify to the Company that such Evaluation Material has been erased or deleted, as the case may be). Notwithstanding the return or erasure or deletion of Evaluation Material, you and your Representatives will continue to be bound by the obligations contained herein.

6.           You acknowledge, and will advise your Representatives, that the Evaluation Material may constitute material non-public information under applicable federal and state securities laws, and you and your Representatives shall not, and you shall use your commercially reasonable efforts to ensure that your Representatives do not, trade or engage in any derivative or other transaction, on the basis of any Evaluation Material that constitutes material non-public information in violation of such laws.  If the date on which Designee ceases to be a director of the Company is during a blackout period under the Company’s insider trading policy, the Company agrees to inform Designee when such blackout period expires.

7.           You hereby represent and warrant to the Company that (i) you have all requisite company power and authority to execute and deliver this Confidentiality Agreement and to perform your obligations hereunder, (ii) this Confidentiality Agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this Confidentiality Agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (iv) your entry into this Confidentiality Agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).

8.           You acknowledge and agree that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms.  You further acknowledge and agree that in the event of an actual or threatened violation of this Confidentiality Agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy.  Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to specific relief hereunder, including an injunction or injunctions to prevent breaches of this Confidentiality Agreement and to enforce specifically the terms and provisions of this Confidentiality Agreement exclusively in the U.S. District Court for the Southern District of New York or any New York state court located in the borough of Manhattan in the City of New York, in addition to any other remedy to which it is entitled at law or in equity.

9.           Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the U.S. District Court for the Southern District of New York or any New York state court located in the borough of Manhattan in the City of New York with respect to any dispute that arises out of this Confidentiality Agreement or the transactions contemplated by this Confidentiality Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Confidentiality Agreement or the transactions contemplated by this Confidentiality Agreement in any court other than the U.S. District Court for the Southern District of New York or any New York state court located in the borough of Manhattan in the City of New York, (d) irrevocably waives the right to trial by jury, (e) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (f) irrevocably consents to service of process by notice delivered in accordance with paragraph 11. THIS CONFIDENTIALITY AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE. Nothing in this paragraph 9 shall prevent any of the parties hereto from enforcing its rights under this Confidentiality Agreement or shall impose any limitation on any of the parties or their respective past, present or future general partners, directors, officers, or employees in defending any claim, action, cause of action, suit, administrative action or proceeding of any kind, including any federal, state or other governmental proceeding of any kind, against any of them.  The rights and remedies provided in this Confidentiality Agreement are cumulative and do not exclude any rights or remedies provided by law.

10.           This Confidentiality Agreement and the Agreement constitute the entire understanding of the parties hereto with respect to the subject matter hereof and may be amended only by an agreement in writing executed by an authorized representative of each of the parties.  No failure or delay on the part of any party hereto to exercise any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of a right, power or remedy hereunder by a party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

11.           All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing (including electronic format) and shall be deemed validly given, made or served, if (i) given by electronic mail, when such electronic mail is transmitted to the email address set forth below (provided that a copy of such notice, consent, request, instruction, approval or other communication is also delivered by overnight courier or certified mail within two business days after such electronic transmission) or (ii) if given by any other means, when actually received during normal business hours at the address specified below:

If to the Company:

NCR Corporation
250 Greenwich Street
New York, New York 10007
Attention:  General Counsel, Law Department
Email:  law.notices@ncr.com

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Attention: Scott A. Barshay, Esq.
Email: sbarshay@cravath.com

If to any member of the Marcato Group:

Marcato Capital Management LP
One Montgomery Street, Suite 3250
San Francisco, California  94104
Attention: Neil S. Bhatia, Esq.
Email:  neil@marcatollc.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention: Jeffrey D. Marell, Esq.
Email:  jmarell@paulweiss.com

12.           If any provision of this Confidentiality Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Confidentiality Agreement.  The parties hereto shall use their best efforts to agree upon and substitute a valid and enforceable term, provision or covenant for any such provision that is held to be illegal, void or unenforceable by a court of competent jurisdiction.

13.           This Confidentiality Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

14.           The terms and provisions of this Confidentiality Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.  No party shall assign this Confidentiality Agreement or any rights or obligations hereunder.

15.            This Confidentiality Agreement is solely for the benefit of the parties hereto and is not enforceable by any other person, whether named or reference herein or not.

16.           This Confidentiality Agreement shall expire 18 months from the date on which Designee ceases to be a director of the Company; except that you and your Representatives shall maintain in accordance with the confidentiality obligations set forth herein any Evaluation Material constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3).

17.           No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this Confidentiality Agreement.

18.           Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Confidentiality Agreement, and that it has executed the same with the advice of said independent counsel.  Each party and its counsel cooperated and participated in the drafting and preparation of this Confidentiality Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Confidentiality Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Confidentiality Agreement shall be decided without regards to events of drafting or preparation.  The term “including” shall in all instances be deemed to mean “including without limitation”.  When a reference is made in this Confidentiality Agreement to a paragraph, such reference shall be to a paragraph of this Confidentiality Agreement unless otherwise indicated.

[The remainder of this page has been left blank intentionally.]

Please confirm your agreement with the foregoing by signing and returning one copy of this Confidentiality Agreement to the undersigned, whereupon this Confidentiality Agreement shall become a binding agreement between you and the Company.

Very truly yours,

NCR Corporation

By:
Name:
Title:

Accepted and agreed as of the date first written above:

Marcato Capital Management LP

By:
Name:
Title:

Marcato, LP

By:
Name:
Title:

Marcato II, LP

By:
Name:
Title:

Marcato International Master Fund, Ltd.

By:
Name:
Title:

Richard T. McGuire III

SCHEDULE A

Marcato Capital Management LP

Marcato, L.P.

Marcato II, L.P.

Marcato International Master Fund, Ltd.

Richard T. McGuire III

SCHEDULE B

1.	Any full-time employee of a member of the Marcato Group.

Exhibit E

Marcato Group Member	Portion of Current Marcato Share Amount
Marcato Capital Management LP	10,850,488
Marcato, L.P.	2,556,939
Marcato II, L.P.	186,370
Marcato International Master Fund, Ltd.	8,107,179
Richard T. McGuire III	10,850,488